[GRAPHIC OMITTED - LOGO]                                           EXHIBIT 99.1
THE                                                                ------------
PENN
TRAFFIC
COMPANY


FOR IMMEDIATE RELEASE                           CONTACT:  Susan Asquith
                                                          Travers Collins & Co.
                                                          716-842-2222


                    PENN TRAFFIC'S LENDERS AGREE TO LIMITED
                  WAIVER TO WORKING CAPITAL CREDIT FACILITIES

     COMPANY CURRENTLY EXPECTS TO ISSUE FY2006 10-K AROUND THE END OF JULY

         SYRACUSE,  NEW YORK - JULY 3, 2007 - The Penn  Traffic  Company  (Pink
Sheets: PTFC.PK) announced today that its working capital credit facility lenders have agreed to waive certain provisions of its credit facility agreements and, as a result, the parties agreed to extend the deadline for the company to deliver FY2006 audited financials to July 10, 2007. As of July 2, 2007, the company completed its FY2006 audited financials and currently expects to include them in a public filing with the Securities and Exchange Commission on Form 10-K for FY2006 around the end of July 2007.

         The waiver also provides for extending the completion period of Penn Traffic's FY2007audited financials to September 30, 2007, and addresses an error calculating the cost of pharmaceutical inventory for purposes of determining the borrowing base calculation. Upon correction of the error, Penn Traffic was in compliance with the borrowing base calculation contained in the credit agreement.

         "We have gained considerable ground in recent months in implementing our strategic plan to reestablish Penn Traffic as an industry leader," said Robert Panasuk, President and CEO, Penn Traffic. "We are pleased that our creditors continue to work cooperatively with us as we focus on meeting the terms of our credit agreements and building on the financial and operating progress achieved during the first half of calendar 2007."


FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements proceeded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties


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and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the Company to generate cash; the ability of the Company to attract and maintain adequate capital; the ability of the Company to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the Company to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the Company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings
against,  or  governmental   investigations  of  the  Company,   including  the
previously announced SEC and U.S. Attorney's Office investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future
results,   performance   or   achievements   expressed   or   implied  by  such
forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

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         The Penn Traffic Company  operates 106  supermarkets in  Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business
serving   approximately  120  independent   operators  and  Penny  Curtiss,   a
Syracuse-based commercial bakery.


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